UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

Dialpoint Communications Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-144207	20-4799741
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Village Manor Place
Suwanee, Georgia 30024
(Address of principal executive offices)

(678) 280-9154
(Issuer's telephone number)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 3, 2008, Dialpoint Communications Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Mr. Timothy Flavin ("Hostigation") to purchase substantially all of the assets of Hostigation.Com. The Agreement contains customary representations, warranties and covenants. The assets to be acquired upon closing of the transaction, anticipated to occur in January, 2008, principally consist of computer hardware and software, internet domain names, contract rights and goodwill. As part of the transaction, at closing Hostigation and its principal shareholder, Timothy Flavin, will enter into non-competition agreements The Company intends to use the Hostigation assets for purposes of developing the company’s Collocation and Web Hosting business’.

In consideration for the Hostigation assets, at closing the Company will issue 333,334 shares of its common stock equal to $50,000 divided by the opening price of a share of the Company's common stock on January 3, 2008 (333,334 shares).

Item 2.01   Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated herein by reference.

Item 3.02   Unregistered Sales of Equity Securities.

Upon completion of the Hostigation transaction, the Company will issue unregistered shares of its common stock equal to $50,000 divided by the opening price of a share of the Company's common stock on January 3, 2008 (333,334 shares).

The shares will be issued to Mr. Timothy Flavin, Mr. Flavin represented to the Company in the Asset Purchase Agreement that he was acquiring the securities for investment and not with a view toward resale or distribution to others. The certificates representing the shares of common stock will bear restrictive legends. These securities were issued pursuant to section 4(2) of the securities act of 1933.

Item 9.01   Financial Statements and Exhibits.

(a) Financial Statements.

The Company is not required to file financial statements in connection with the acquisition described in Items 1.01 and 2.01.

(b) Pro Forma financial information.

The Company is not required to file pro forma financial information in connection with the acquisition described in Items 1.01 and 2.01.

(c) Exhibits. The following documents are filed as exhibits to this report.

2.1    Asset Purchase Agreement between Dialpoint Communications Corporation, Hostigation and Mr. Timothy Flavin dated as of January 8, 2008. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Asset Purchase Agreement identified therein upon request of the Securities and Exchange Commission.

2.2     Non Compete Agreement between Dialpoint Communications Corporation and Mr. Timothy Flavin dated January 8, 2008. The Company agrees to furnish supplementally a copy of any of the exhibits and schedules to the Non Compete Agreement identified therein upon request of the Securities and Exchange Commission.

99.1   Press Release dated January 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Dialpoint Communications Corporation

                                         By: /s/ Billy Radford

                                         ------------------------------------

                                            Billy Radford, President and

                                            Chief Executive Officer

Dated: January 8, 2008